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                                                                     EXHIBIT 3.4


                            ARTICLES OF INCORPORATION
                                       OF
                         ECCA MANAGED VISION CARE, INC,

                                   ARTICLE ONE

         The name of the Corporation is ECCA MANAGED VISION CARE, INC.

                                   ARTICLE TWO

         The period of duration of the Corporation is perpetual.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1 000) shares of Common Stock, par value One Cent ($0.01).

                                  ARTICLE FIVE

         The Corporation shall not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars
($1 000.00) consisting of money, labor done or property actually received.

                                   ARTICLE SIX

         The street address of the Corporation's initial registered office is 11103 West Avenue, San Antonio, Texas 78213 and the name of its initial registered agent at such address is Robert L. McDowell.

                                  ARTICLE SEVEN

         The number of directors shall be fixed by the Bylaws of the Corporation, but shall in no event be less than one (1). The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their respective successors are elected and qualified, are:
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      Name                                    Address
      ----                                    -------

Robert L. McDowell                            11103 West Avenue
                                              San Antonio, Texas 78213

Martin J. Pierce                              11103 West Avenue
                                              San Antonio, Texas 78213

Judith L. Reitzer                             11103 West Avenue
                                              San Antonio, Texas 78213

                                  ARTICLE EIGHT

         At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected. Cumulative voting shall not be permitted.

                                  ARTICLE NINE

         No shareholder of the Corporation shall, by reason of such shareholder holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance or sale of any such shares, or such notes, debentures, bonds, or other securities, would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion, may grant to the shareholders to purchase such additional, unissued or treasury securities; and the Corporation may issue or sell additional, unissued or treasury shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering the same in whole or in part to the existing shareholders of any class.

                                   ARTICLE TEN

         Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.





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                                 ARTICLE ELEVEN

         The Corporation shall, to the full extent permitted by law, (i) indemnify any person who was or is a party or is threatened to be made a named defendant or respondent to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, because such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys fees) actually incurred by such person in connection with such action, suit, or proceeding, and (ii) advance reasonable expenses to such person in connection with such action, suit or proceeding. The rights provided in this Article shall not be deemed exclusive of any other rights permitted by law, to which such person may be entitled under any provision of the Bylaws, a resolution of shareholders or directors, an agreement or otherwise.

                                 ARTICLE TWELVE

         1 A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director of the Corporation, except to the extent a director is found liable for (a) a breach of the director's duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (d) an act or omission for which the liability of a director is expressly provided by an applicable statute.

         2. If the laws of Texas are hereafter amended to authorize further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the laws of Texas as amended. Any repeal or modification of this Article Twelve by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director at the time of such repeal or modification.


                                ARTICLE THIRTEEN

         The name and address of the incorporator is:



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         Name                           Address
         ----                           -------

         Judith L. Reitzer              11103 West Avenue
                                        San Antonio, Texas 78213


                                         /s/ Judith L. Reitzer
                                         ---------------------
                                        Judith L. Reitzer, Incorporator





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                        STATEMENT OF CHANGE OF REGISTERED
                    REGISTERED AGENT OR BOTH BY A CORPORATION
                LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

1. The name of the entity is ECCA MANAGED VISION CARE, INC. The entity's charter/certificate of authority/file number is 1368252-00,

2. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 11103 West Avenue, San Antonio, TX 78213,

3. The address of the NEW registered office is 1212 Guadalupe, Suite 102, Austin, TX 78701.

4. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Robert L. McDowell.

5. The name of the NEW registered agent is Capitol Corporate Services, Inc.

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7. The changes shown above were authorized by: Business Corporations may select A or B Non-Profit corporations may select A, B or C Limited Liability Companies may select D or E Limited Partnerships select F

         A. The board of directors; OR
         B. X An officer of the corporation so authorized by the board of directors; OR
         C.__ The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act.
         D.__ Its members
         E.__ Its managers
         F.__ The limited partnership

                                    /s/ Doug Shepard
                                    ----------------------------------------
                                   (Authorized Officer of Corporation)
                                   (Authorized Member or Manager of LLC)
                                   (General Partner of Limited Partnership)


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